Exhibit 10.4

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement, dated as of December 12, 2018 (this “Agreement”), is made by and among Omar Asali (the “Assignor”), Gerard Griffin (the “Assignee”) and One Madison Corporation, a Cayman Islands exempted company (the “Company”).

WHEREAS, the Assignor has entered into that certain Forward Purchase Agreement, dated as of October 5, 2017 (as amended from time to time, the “Forward Purchase Agreement”), by and between the Assignor and the Company, pursuant to which, among other things, the Assignor (i) committed to subscribe for and purchase from the Company, immediately prior to the closing of the Company’s initial business combination, 2,355,500 Class A ordinary shares of the Company (the “Class A Shares”) and 785,167 warrants of the Company (the “Warrants”) for an aggregate purchase price of $23,555,000, subject to the terms and conditions contained therein, and (ii) subscribed for and purchased 588,875 Class B ordinary shares of the Company (the “Class B Shares”);

WHEREAS, the Assignor and the Assignee are entering into an Amended and Restated Reallocation Agreement (the “Reallocation Agreement”) pursuant to which certain of the Warrants and Class B Shares will be reallocated among the Assignor, the Assignee and the other investors party thereto on the terms and subject to the conditions set forth therein;

WHEREAS, the Assignor wishes to assign to the Assignee all of its rights, duties and obligations under the Forward Purchase Agreement with respect to its commitment to subscribe for and purchase, in accordance with the terms and procedures set forth in Section 1 of the Forward Purchase Agreement, 350,000 Class A Shares and 116,667 Warrants, subject to the reallocation specified in the Reallocation Agreement (the “Securities”), for an aggregate purchase price of $3,500,000 (such rights, duties and obligations, together with the terms, covenants and restrictions set forth in Section 6 of the Forward Purchase Agreement, the “Assigned Obligations”), and the Assignee wishes to accept and assume all of such Assigned Obligations; and

WHEREAS, in connection with the assignment and assumption of the Assigned Obligations, subject to the reallocation specified in the Reallocation Agreement, the Assignor wishes to sell and transfer to the Assignee all of its right, title and interest in and to an aggregate of 87,500 Class B Shares of the Company (the “Purchased Class B Shares”), representing the Assignee’s proportionate amount of the Class B Shares relative to its commitment to purchase the Securities, and the Assignee wishes to purchase and receive the Purchased Class B Shares from the Assignor at the same price per share at which the Assignor purchased the Purchased Class B Shares from the Company;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment and Assumption of Rights Under Forward Purchase Agreement. The Assignor hereby assigns the Assigned Obligations to the Assignee, and the Assignee hereby assumes and agrees to timely perform all of the Assigned Obligations and to become a party to the Forward Purchase Agreement as if he were an original party thereto with respect to the Assigned Obligations; provided, that such assignment, acceptance and assumption shall not relieve the Assignor of its commitment to subscribe for and purchase the securities in accordance with the terms and procedures set forth in Section 1 of the Forward Purchase Agreement (or the Assigned Obligations related thereto) in the event that Assignee does not consummate such purchase on the date on which the Closing is required to occur pursuant to the Forward Purchase Agreement. For the avoidance of doubt, the Assigned Obligations shall include those terms, covenants and restrictions set forth in Section 6 of the Forward Purchase Agreement.

Section 2. Transfer and Sale of Purchased Class B Shares. The Assignor hereby sells, transfers, conveys and delivers the Purchased Class B Shares to the Assignee and the Assignee does hereby purchase and accept such Shares. Concurrently with the execution hereof, the Assignee is paying to the Assignor an aggregate amount of $875.00 in consideration for the transfer, sale and purchase of the Purchased Class B Shares. Any forfeiture under this Agreement shall take effect as a surrender for no consideration as a matter of Cayman Islands law.

Section 3. Consent and Agreement of Company. The Company hereby consents and agrees to the transactions effected pursuant to this Agreement and further agrees and acknowledges that notwithstanding any provision of the Forward Purchase Agreement (a) no breach, default or obligation of the Assignor under the Forward Purchase Agreement will arise as a result of the transactions contemplated hereby and (b) following execution of this Agreement, the Assignor’s obligation under the Forward Purchase Agreement with respect to the purchase of Class A Shares and Warrants shall be to purchase 2,005,500 Class A Shares and 668,500 Warrants for an aggregate purchase price of $20,055,000 on the terms and subject to the conditions set forth in the Forward Purchase Agreement, and subject to adjustment as specified in the Reallocation Agreement. Except for the assignment of the Assigned Obligations and the transfer and sale of the Purchased Class B Shares to the Assignee, the terms and conditions of the Forward Purchase Agreement and all of the Assignor’s rights and obligations thereunder will continue in full force and effect.

Section 4. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party, except for any such breaches or violations that have been waived or consented to as of the date of this Agreement.

Section 5. Representations of Assignee. The Assignee represents, warrants, acknowledges and agrees as follows:

(a) The investment in the Purchased Class B Shares involves certain significant risks. The Assignee has no need for liquidity in his investment in the Purchased Class B Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period.

2

(b) This Agreement is made with the Assignee in reliance upon the Assignee’s representation, which by the Assignee’s execution of this Agreement, the Assignee hereby confirms, that the Purchased Class B Shares to be acquired by the Assignee will be acquired for investment for the Assignee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Assignee has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Assignee further represents that the Assignee does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Class B Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(c) The Assignee understands that the Purchased Class B Shares have not been, and will not be, registered under the under Act, by reason of a specific exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”) which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Assignee’s representations as expressed herein. The Assignee understands that the Purchased Class B Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Assignee must hold the Purchased Class B Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Assignee acknowledges that the Company has no obligation to register or qualify the Purchased Class B Shares, or any Class A Shares into which they may be converted into or exercised for, for resale, except under the Registration Rights Agreement attached as an exhibit to the Company’s registration statement on Form S-1, as amended, filed under the Act. The Assignee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Class B Shares, and on requirements relating to the Company which are outside of the Assignee’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) The Assignee has been given the opportunity to (i) ask questions of and receive answers from the Assignor and the Company concerning the terms and conditions of the Assigned Obligations and Purchased Class B Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Assignor possesses or can acquire without unreasonable effort or expense that is necessary to assist the Assignee in evaluating the advisability of the purchase of the assumption of the Assigned Obligations and the Purchased Class B Shares and an investment in the Company. The Assignee is not relying on any oral or written representation made by any person as to the Company or its operations, financial condition or prospects, the Assigned Obligations or the Purchased Class B Shares.

(e) The Assignee is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Act.

(f) Assignee has available to it sufficient funds to satisfy its obligations under this Agreement and under the Assigned Obligations.

3

(g) Assignee is neither a person associated nor affiliated with Credit Suisse Securities (USA) LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority that participated in the IPO.

Section 6. Trust Account Waiver. In connection with the purchase of the Purchased Class B Shares pursuant to this Agreement, the Assignee hereby waives, in accordance with Section 6(c) of the Forward Purchase Agreement, any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the underwritten initial public offering by the Company will be deposited (the “Trust Account”) and will not seek recourse against the Trust Account for any reason whatsoever.

Section 7. Restrictions on Transfer. The Assignee acknowledges and agrees that it is bound by the restrictions on transfer with respect to the Purchased Class B Shares as set forth in the Forward Purchase Agreement.

Section 8. Miscellaneous. This Agreement and the Reallocation Agreement, together with any certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. The parties hereto agree to take all such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the state of New York, without giving effect to the conflict of law principles thereof.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ASSIGNOR:

/s/ Omar Asali
Name:	Omar Asali

ASSIGNEE:

/s/ Gerard Griffin
Name:	Gerard Griffin

[Signature Page to Griffin Assignment and Assumption Agreement]

Acknowledged and Agreed:

ONE MADISON CORPORATION

By:	/s/ Omar M. Asali
Name:	Omar M. Asali
Title:	Chairman & Chief Executive Officer

[Signature Page to Griffin Assignment and Assumption Agreement]